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                                                                   Exhibit 10.17

                               GENZYME CORPORATION

                           2001 EQUITY INCENTIVE PLAN

1.   PURPOSE.

     The purpose of the Genzyme Corporation 2001 Equity Incentive Plan (the "Plan") is to attract and retain key employees and consultants of the Company and its Affiliates, to provide an incentive for them to achieve long-range performance goals, and to enable them to participate in the long-term growth of the Company by granting stock options ("Options") with respect to the Company's Common Stock. Certain capitalized terms used herein are defined in Section 6 below.

     The Plan constitutes an amendment and restatement of the Company's 1990 Equity Incentive Plan (the "Prior Plan"), which is hereby merged with and into the Plan, and the separate existence of the Prior Plan shall terminate on the effective date of the Plan. The rights and privileges of holders of outstanding options and rights under the Prior Plan shall not be adversely affected by the foregoing action.

2.   ADMINISTRATION.

     The Plan shall be administered by the Committee; provided, that the Board may in any instance perform any of the functions of the Committee hereunder. The Committee shall determine the terms and conditions of the Options. The Committee shall have authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable, and to interpret the provisions of the Plan. The Committee's decisions shall be final and binding. To the extent permitted by applicable law, the Committee may delegate to one or more executive officers of the Company the power to grant Options to Participants who are not Reporting Persons or Covered Employees and all determinations under the Plan with respect thereto, provided that the Committee shall fix the maximum amount of such Options for all such Participants and a maximum for any one Participant.

3.   ELIGIBILITY.

     All employees and consultants of the Company or any Affiliate capable of contributing significantly to the successful performance of the Company, other than a person who has irrevocably elected not to be eligible, are eligible to be Participants in the Plan. Incentive Stock Options may be granted only to persons eligible to receive such Options under the Code. The Committee, in its sole discretion, shall determine from the group of eligible persons whether an individual shall be a Participant under the Plan.

4.   STOCK AVAILABLE FOR GRANT.

     (a) AMOUNT. Subject to adjustment under subsection (b), Options may be granted under the Plan for a maximum of 21,364,320 shares of Common Stock. If any Options (including any Options under the Prior Plan) expire or are terminated unexercised or are forfeited or settled in a manner that results in fewer shares outstanding than were granted, the shares subject to such Options, to the extent of such expiration, termination, forfeiture or decrease, shall again be available for grant under the Plan. Common Stock issued through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares available for Option grants under the Plan. Shares issued under the Plan may consist of authorized but unissued shares or treasury shares.

     (b) ADJUSTMENT. In the event that the Committee determines that any stock dividend, extraordinary cash dividend, re-capitalization, reorganization, merger, consolidation,

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split-up, spin-off, combination, exchange of shares or other transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits intended to be provided by the Plan, then the Committee (subject in the case of Incentive Stock Options to any limitation required under the Code) shall equitably adjust any or all of (i) the number and kind of shares in respect of which Option grants may be made under the Plan, (ii) the number and kind of shares subject to outstanding Options and (iii) the exercise price with respect to any of the foregoing, provided that the number of shares subject to any Option grant shall always be a whole number, and if considered appropriate, the Committee may make provision for a cash payment with respect to an outstanding Option. No adjustment to decrease the exercise price of outstanding stock options granted under the plan with respect to a re-pricing program will be made without shareholder approval.

     (c)  LIMIT ON INDIVIDUAL GRANTS. Subject to adjustment under subsection
(b), the maximum number of shares subject to Options that may be granted to any Participant in the aggregate in any calendar year shall not exceed 1,000,000 shares of Common Stock.

5.   GENERAL PROVISIONS.

     (a) GRANT OF OPTIONS. Subject to the provisions of the Plan, the Committee may grant Options to purchase shares of Common Stock (i) complying with the requirements of Section 422 of the Code or any successor provision and any regulations thereunder ("Incentive Stock Options") and (ii) not intended to comply with such requirements ("Nonstatutory Stock Options"). The Committee shall determine the number of shares subject to each Option and the exercise price therefor, which shall not be less than 100% of the Fair Market Value of the Common Stock on the date of Grant, provided that a Nonstatutory Stock Option granted to a new employee or consultant in connection with the hiring of such person may have a lower exercise price so long as it is not less than 100% of Fair Market Value on the date the person accepts the Company's offer of employment or the date employment commences, whichever is lower. No Options may be granted hereunder more than ten years after the effective date of the Plan.

     (b) TERMS AND CONDITIONS. Each Option shall be exercisable at such times and subject to terms and conditions as the Committee may specify in the applicable grant or thereafter. The Committee may impose such conditions with respect to the exercise of Options, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

     (c) PAYMENT. No shares shall be delivered pursuant to any exercise of an Option until payment in full of the exercise price therefor is received by the Company. Such payment may be made in whole or in part in cash or, to the extent permitted by the Committee at or after the grant of the Option, by delivery of a note or other commitment satisfactory to the Committee or shares of Common Stock owned by the optionee (which shares must be owned for at least six months) valued at their Fair Market Value on the date of delivery, or such other lawful consideration, including a payment commitment of a financial or brokerage institution, as the Committee may determine.

     (d) DOCUMENTATION. Options granted under the Plan shall be evidenced by a writing delivered to the Participant or agreement executed by the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable tax and regulatory laws and accounting principles.

     (e) COMMITTEE DISCRETION. Each Option grant may be made alone, in addition to or in relation to any other Option grant. The terms of each Option grant need not be identical, and the Committee need not treat Participants uniformly. Except as otherwise provided by the Plan or

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a particular Option grant, any determination with respect to an Option grant may be made by the Committee at the time of grant or at any time thereafter.

     (f) DIVIDENDS AND CASH AWARDS. In the discretion of the Committee, any Option grant under the Plan may provide the Participant with (i) dividends or dividend equivalents payable (in cash or in the form of Options under the Plan) currently or deferred with or without interest and (ii) cash payments in lieu of or in addition to an Option grant.

     (g) TERMINATION OF SERVICE. The Committee shall determine the effect on an Option of the disability, death, retirement or other termination of service of a Participant and the extent to which, and the period during which, the Participant's legal representative, guardian or Designated Beneficiary may exercise rights thereunder.

     (h) CHANGE IN CONTROL. In order to preserve a Participant's rights under an Option in the event of a change in control of the Company (as defined by the Committee), the Committee in its discretion may, at the time an Option is granted or at any time thereafter, take one or more of the following actions:
(i) provide for the acceleration of any time period relating to the exercise of the Options, (ii) provide for payment to the Participant of cash or other property with a Fair Market Value equal to the amount that would have been received upon the exercise of the Options had the Options been exercised upon the change in control, (iii) adjust the terms of the Options in a manner determined by the Committee to reflect the change in control, (iv) cause the Options to be assumed, or new rights substituted therefor, by another entity, or
(v) make such other provision as the Committee may consider equitable to Participants and in the best interests of the Company.

     (i) TRANSFERABILITY. In the discretion of the Committee, any Options may be made transferable upon such terms and conditions and to such extent as the Committee determines, provided that Incentive Stock Options may be transferable only to the extent permitted by the Code. The Committee may in its discretion waive any restriction on transferability.

     (j) WITHHOLDING TAXES. The Participant shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of Options under the Plan no later than the date of the event creating the tax liability. The Company and its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind due to the Participant hereunder or otherwise. In the Committee's discretion, the minimum tax obligations required by law to be withheld in respect of Options may be paid in whole or in part in shares of Common Stock, including shares retained from the Options creating the tax obligation, valued at their Fair Market Value on the date of retention or delivery.

     (k) FOREIGN NATIONALS. Options may be granted to Participants who are foreign nationals or employed outside the United States on such terms and conditions different from those specified in the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable laws.

     (l) AMENDMENTS. The Committee may amend, modify or terminate any outstanding Option, including substituting therefor another Option of the same or a different type, changing the date of exercise or realization and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required (a) if such action would terminate, or reduce the number of shares issuable under an Option, unless any time period relating to the exercise of such Option or the eliminated portion, as the case may be, is accelerated before such termination or reduction, in which case the Committee may provide for the Participant to receive cash or other property equal to the net value that would be received upon exercise of the terminated Option or the eliminated portion, as the case may be, and (b) in any other case, unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant. No adjustment to

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decrease the exercise price of outstanding stock options granted under the plan with respect to a re-pricing program will be made without shareholder approval.

6.   CERTAIN DEFINITIONS.

     "Affiliate" means any business entity in which the Company owns directly or indirectly 50% or more of the total voting power or has a significant financial interest as determined by the Committee.

     "Board" means the Board of Directors of the Company.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor law.

     "Committee" means one or more committees each comprised of not less than two members of the Board appointed by the Board to administer the Plan or a specified portion thereof. Unless otherwise determined by the Board, if a Committee is authorized to grant Options to a Reporting Person or a Covered Employee, each member shall be a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act or an "outside director" within the meaning of
Section 162(m) of the Code, respectively.

     "Common Stock" or "Stock" means the Common Stock, $.01 par value, of the Company.

     "Company" means Genzyme Corporation.

     "Covered Employee" means a "covered employee" within the meaning of Section 162(m) of the code.

     "Designated Beneficiary" means the beneficiary designated by a Participant, in a manner determined by the Committee, to receive amounts due or exercise rights of the Participant in the event of the Participant's death. In the absence of an effective designation by a Participant, "Designated Beneficiary" means the Participant's estate.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor law.

     "Fair Market Value" means, with respect to Common Stock or any other property, the Fair Market Value of such property as determined by the Committee in good faith or in the manner established by the Committee from time to time.

     "Participant" means a person selected by the Committee to receive an Option Grant under the Plan.

     "Reporting Person" means a person subject to Section 16 of the Exchange
Act.

7.   MISCELLANEOUS.

     (a) RIGHTS LIMITED. Any Option grant made under the Plan shall be made in the sole discretion of the Committee, or its delegate as appointed in accordance with the Plan, and no prior Option grant shall entitle a person to any future Option grant. In no event shall the Plan, or any Option grant made under the Plan, form a part of an employee's or consultant's contract of employment or service, if any. Neither the Plan, nor any Option grant made under the Plan, shall confer upon any employee or consultant of the Company or its Affiliate any right with respect to the continuance of his or her employment by, or other service with, the Company or its Affiliate, nor shall they limit the rights of the Company or its Affiliate to terminate the employee or consultant or otherwise change the terms of service. The loss of existing or potential profit in an

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Option grant shall not constitute an element of damages in the event of termination of employment or service for any reason, even if the termination is in violation of an obligation of the Company or its Affiliate to the Participant.

     (b) NO RIGHTS AS SHAREHOLDER. Subject to the provisions of the applicable Option grant, no Participant or Designated Beneficiary shall have any rights as a shareholder with respect to any shares of Common Stock to be issued under the Plan until he or she becomes the holder thereof.

     (c) EFFECTIVE DATE. The Plan shall be effective on the date it is approved by the shareholders.

     (d) AMENDMENT OF PLAN. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, subject to such shareholder approval as the Board determines to be necessary or advisable to comply with any tax or regulatory requirement.

     (e) GOVERNING LAW. The provisions of the Plan shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts.